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                                                                    Exhibit 11

                           DEVON ENERGY CORPORATION
                       Computation of Earnings Per Share


                                            Three Months Ended June 30,  Six Months Ended June 30,
                                                  1996        1995           1996         1995

PRIMARY EARNINGS PER SHARE

Computation for Statement of Operations

Net earnings per statement of operations      $ 6,775,388   2,444,422    12,329,314   3,471,224

Weighted average common shares outstanding     22,121,786  22,052,149    22,117,138  22,051,576

Primary earnings per common share                   $0.31        0.11          0.56        0.16

<F1>
Additional Primary Computation (A)

Net earnings per statement of operations      $ 6,775,388   2,444,422    12,329,314   3,471,224

Adjustment to weighted average common shares
 outstanding:
   Weighted average as shown above in primary
    computation                                22,121,786  22,052,149    22,117,138  22,051,576
   Add dilutive effect of outstanding stock
    options (as determined using the treasury
    stock method)                                 165,700     145,740       149,357     124,318

   Weighted average common shares outstanding,
    as adjusted                                22,287,486  22,197,889    22,266,495  22,175,894

Net earnings per common share, as adjusted          $0.30        0.11          0.55        0.16

<F1>
FULLY DILUTED EARNINGS PER SHARE (A)

Net earnings per statement of operations      $ 6,775,388    2,444,422  12,329,314    3,471,224

Weighted average common shares outstanding as
 shown in primary computation above            22,121,786   22,052,149  22,117,138   22,051,576

Add fully dilutive effect of outstanding stock
 options (as determined using the treasury
 stock method)                                    170,301      148,337     173,376      148,619

Weighted average common shares outstanding,
 as adjusted                                   22,292,087   22,200,486  22,290,514   22,200,195

Fully diluted earnings per common share             $0.30         0.11        0.55         0.16



<F1>
(A) These calculations are submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because they result in dilution of less than 3%.
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